Exhibit 99.1
August 20, 2007
Dear Shareholders (and friends) of AssuranceAmerica,
Our retail agency chain’s improvement plan has not yet taken effect to the degree we anticipate in the future. However, your MGA/Carrier’s growth is impressive and helped us gain consolidated top and bottom line increases over the same month of a year ago. Therefore, our consolidated revenue was up 12% and our pre-tax income after stock option expenses was up 106% in June.
Following is our report on our June and year-to-date results.

	June (Unaudited)
	Current Month			Full Year
	2007	2006	Change	2007	2006	Change
	(In $1,000)%			(In $1,000)%
• Gross Premiums Produced[1]*	$10,958	$11,360	(4)%	$73,862	$79,713	(7)%
• MGA/Carrier Gross Premiums Produced [1,2]	$8,167	$6,077	34%	$53,920	$43,412	24%
• MGA/Carrier Revenues [2]	$4,462	$3,594	24%	$26,465	$23,089	15%
• Retail Agencies Gross Premium Produced [1,2] *	$4,780	$6,533	(27)%	$34,357	$44,968	(24)%
• Retail Agencies Group Revenues [2] *	$741	$948	(22)%	$5,755	$6,864	(16)%
• Company Revenues*	$4,852	$4,316	12%	$29,662		5%
• Company Pre-Tax Income before stock option*	$180	$74	143%	$1,645	$28,364	(12)%
					$1,872
• Company Pre-Tax Income*	$171	$83	106%	$1,427	$1,711	(17)%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.

[2]	Before intercompany eliminations

*	Current year financial data includes agency acquisitions that may not be included in prior year data
To follow your stock and read the full text of our most recent press releases, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB.
Thank you for your continued interest and confidence in AssuranceAmerica Corporation.
Sincerely,

/s/ Guy W. Millner	/s/ Lawrence (Bud) Stumbaugh

Guy W. Millner	Lawrence (Bud) Stumbaugh
Chairman	President and Chief Executive Officer